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                                                                 EXHIBIT 10.11


                               OPERATING AGREEMENT


            This Operating Agreement (this "Agreement") is entered into as of November 30, 1997 by and between Oppenheimer Capital, L.P., a Delaware limited partnership ("Opcap"), and PIMCO Advisors L.P., a Delaware limited partnership ("PIMCO Advisors"). Capitalized terms not otherwise defined herein are defined in the Amended and Restated Agreement of Limited Partnership of PIMCO Advisors (the "PIMCO Advisors Partnership Agreement").


                                    RECITALS

            1. On the date of this Agreement, the general partner of PIMCO Advisors admitted Opcap as an additional general partner of PIMCO Advisors.

            2. Upon the closing of the transactions (the "Merger") contemplated by that certain Agreement and Plan of Merger dated as of November 4, 1997 between PIMCO Advisors, Value Advisors Transitory L.P., a Delaware limited partnership, and Oppenheimer Capital, a Delaware general partnership ("Oppenheimer Capital"), Opcap will be issued 24,981,285 Class A GP Units in exchange for (i) its interest in Oppenheimer Capital and (ii) cash in the amount of approximately $32,200,000.

            3. Following the Merger, the general partners of PIMCO Advisors will effect a restructuring (the "Restructuring") pursuant to which all Class A LP Units held by Public Unitholders will be exchanged for units of limited partner interest in Opcap (each, an "Opcap Unit").

            4. Immediately following the Restructuring, the trading of the Class A LP Units on the New York Stock Exchange will cease, and Opcap will be the sole publicly traded company through which Partnership Interests in PIMCO Advisors are held.

            5. The parties wish to confirm their mutual understanding with regard to their relationship following the Restructuring.


                                   AGREEMENT


Section 1.      Definitions.

Exchange is defined in Section 5(a).

Exchange Right is defined in Section 3.




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            Exchanging Unitholder is defined in Section 5(b).

            Merger is defined in the Recitals to this Agreement.

            Opcap Unit is defined in the Recitals to this Agreement.

            Oppenheimer Capital is defined in the Recitals to this Agreement.

            PIMCO Advisors Partnership Agreement is defined in the Recitals to this Agreement.

            PIMCO Advisors Unit means a Class A or Class B GP or LP Unit.

            Private Unit means a PIMCO Advisors Unit (i) designated as a Private Unit in a written certificate executed by PIMCO Advisors and not subsequently revoked, (ii) issued pursuant to a Unit Incentive Plan covering PIMCO Advisors Units, or (iii) held by the noteholders pursuant to that certain Amended and Restated Note Agreement, dated as of September 26, 1997, as amended, between such noteholders and PIMCO Partners G.P., a California general partnership.

            Private Unitholder is defined in Section 5(a).

            Registration Statement is defined in Section 5(a).

            Restructuring is defined in the Recitals to this Agreement.

            Unit Incentive Plan means a plan (including without limitation a deferred compensation plan) providing for the issuance of Equity Securities, options or rights to acquire Equity Securities, or rights based upon the value of Equity Securities or otherwise relating to Equity Securities, to or for the benefit of individuals providing services to the Persons specified therein.

            1994 Registration Rights Agreement is defined in Section 3.

            Section 2. Unit Parity.

                 (a) Opcap shall take such actions as shall be required from time to time so as to ensure that the number of outstanding Opcap Units is at all times equal to the number of PIMCO Advisors Units held by Opcap and its Subsidiaries which are allocable to the limited partner interests in Opcap.

                 (b) Upon any issuance of Opcap Units, Opcap shall immediately contribute the consideration, if any, received by Opcap for such Opcap Units to PIMCO Advisors in exchange for Class A GP Units equal in number to the number of such Opcap Units.







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            Section 3. Assumption of Certain Obligations of PIMCO Advisors.

            Opcap hereby assumes and agrees to perform the obligations of PIMCO Advisors under:

                 (i) the 1993 Unit Option Plan, 1994 Class B LP Unit Option Plan and 1996 Unit Incentive Plan of PIMCO Advisors, but with regard to options outstanding immediately after giving effect to the Restructuring, only to the extent such options are exercisable to purchase Opcap Units;

                 (ii) that certain Exchange Right issued by PIMCO Advisors on November 4, 1997 (the "Exchange Right");

                 (iii) that certain Registration Rights Agreement made effective as of November 15, 1994 between PIMCO Advisors and certain holders of PIMCO Advisors Units (the "1994 Registration Rights Agreement"); and

                 (iv) that certain Registration Rights Agreement made effective as of November 4, 1997 between PIMCO Advisors and certain holders of PIMCO Advisors Units.

            Section 4. Unit Incentive Plans.

            Opcap shall, at the request of PIMCO Advisors from time to time, adopt and maintain one or more Unit Incentive Plans covering Opcap Units or PIMCO Advisors Units for the benefit of individuals providing services to Opcap, PIMCO Advisors and their respective Subsidiaries. Awards under the Unit Incentive Plans to individuals providing services to PIMCO Advisors and its Subsidiaries shall be determined by the Unit Incentive Committee of the Equity Board of PIMCO Advisors or its successor.

            Section 5. Right to Exchange Private Units for Opcap Units.

               (a) Twice each year, as soon as practicable after financial statements for the preceding year, or for the first six months of the fiscal year, as the case may be, are available, Opcap shall file, or take down from the shelf, a registration statement under the Securities Act covering Opcap Units to be issued in exchange for Private Units (a "Registration Statement"). The Registration Statement shall cover resales by Affiliates of Opcap. Upon the effectiveness of the Registration Statement, Opcap shall make an offer to the holders of Private Units (each, a "Private Unitholder") to acquire some or all of the Private Units held by them in exchange for Opcap Units (an "Exchange").

               (b) The offer shall provide that any Private Unitholder which accepts the offer (each, an "Exchanging Unitholder") shall receive one Opcap Unit for each Private Unit tendered for Exchange. The other terms and conditions of the offer shall be determined by







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agreement between Opcap and PIMCO Advisors. Opcap shall provide to the Private
Unitholders reasonable notice of the offer, and a reasonable opportunity to tender their Private Units in the Exchange.

               (c) As promptly as practicable after the surrender of Private Units for Exchange, Opcap shall assign, transfer and deliver to the Exchanging Unitholder at the principal office of Opcap, or if requested, by mail to the Exchanging Unitholder at its address noted on the notice of exchange, a certificate for the number of Opcap Units to be delivered in the Exchange.

               (d) Opcap Units issued and delivered in an Exchange shall be duly authorized, validly issued, fully paid and nonassessable and, if applicable, free of any lien, encumbrance or other adverse claim.

               (e) An Exchanging Unitholder will become the holder of record of the Opcap Units issued to it in the Exchange as of the close of business on the day its PIMCO Advisors Units are surrendered for exchange, accompanied by a duly completed and executed notice of exchange and such other duly and completed documents and instruments in such form as shall be specified in the notice of the offer of exchange.

               (f) A Private Unitholder shall have the right, at its option, to tender any or all of the Private Units held by it to Opcap for exchange into Opcap Units, for the purpose of offering the Opcap Units received in the exchange pursuant to a Registration Statement which is filed or becomes effective under the 1994 Registration Rights Agreement, at the rate of one Opcap Unit for each Private Unit tendered for exchange. In order to exercise this right, such Private Unitholder shall surrender the certificates evidencing the Private Units to be exchanged, duly endorsed to the order of Opcap, at the principal office of Opcap, accompanied by a duly completed and executed notice of exchange and such other duly completed and executed documents and instruments in such form as shall be reasonably prescribed from time to time by Opcap. The provisions of Section 5(c), (d) and (e) shall apply to such exchange as though such Private Unitholder were an Exchanging Unitholder and such exchange were an Exchange.

               (g) The rights given to Private Unitholders by this Section 5 are subject to, and shall be limited by, any transfer restriction that may be imposed on the Private Unitholders from time to time by PIMCO Advisors pursuant to the terms of the PIMCO Advisors Partnership Agreement or a duly adopted Written Action of the general partners of PIMCO Advisors.

             Section 6. Negative Covenants.

             Without the prior written consent of PIMCO Advisors, Opcap shall not, and shall not permit any of its Subsidiaries to:

                 (i) carry on any business except in connection with or incidental to (i) the performance of its duties as a general partner under the PIMCO Advisors Partnership





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Agreement, (ii) the direct or indirect acquisition, ownership or disposition of
PIMCO Advisors Units, and (iii) its governance and existence;

                 (ii) merge or consolidate with or into any other Person, or sell or otherwise dispose of all or substantially all of its assets, or effect a Recapitalization with respect to the Opcap Units, or issue or agree to issue any Equity Securities other than Opcap Units; or

                 (iii) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness.


             Section 7. Miscellaneous.

               (a) This Agreement may not be amended, modified or waived except by written instrument executed by the parties hereto.

               (b) This Agreement constitutes the entire agreement of the parties hereto, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

               (c) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               (d) All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered in person, (b) when transmitted by telecopy (with written confirmation), (c) on the third Business Day following the mailing thereof by certified or registered mail (return receipt requested) or (d) when delivered by an express courier (with written confirmation) to the parties at their respective principal offices.

               (e) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

               (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.


               (g) This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in











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accordance with the substantive laws of the state of Delaware, without regard to choice of law principles.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                     OPPENHEIMER CAPITAL, L.P.


                                     By: /s/ KENNETH M. POOVEY
                                         ---------------------------------------
                                             Kenneth M. Poovey
                                             Executive Vice President


                                     PIMCO ADVISORS L.P.




                                     By: /s/ KENNETH M. POOVEY
                                         --------------------------------------
                                             Kenneth M. Poovey
                                             Executive Vice President














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